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                                                      AMENDMENT #2 TO SCHEDULE A



                   PORTFOLIOS OF BRINSON RELATIONSHIP FUNDS
                   ----------------------------------------

                   Brinson U.S. Cash Management Prime Fund
                   Brinson Global Securities Fund
                   Brinson Global Equity Fund
                   Brinson U.S. Equity Fund
                   Brinson U.S. Large Capitalization Equity Fund
                   Brinson U.S. Intermediate Capitalization Equity Fund Brinson Post-Venture Fund
                   Brinson EXDEX(R) Fund
                   Brinson Non-U.S. Equity Fund
                   Brinson Emerging Markets Equity Fund
                   Brinson Bond Plus Fund
                   Brinson U.S. Bond Fund
                   Brinson U.S. Short/Intermediate Fixed Income Fund Brinson Short-Term Fund
                   Brinson High Yield Fund
                   Brinson Emerging Markets Debt Fund



      This Amendment has been agreed to as of this 27th day of January, 1998 by the undersigned.



               BRINSON RELATIONSHIP FUNDS

               By: ______________________

               Title: ___________________



               BRINSON PARTNERS, INC.

               By: ______________________

               Title: ___________________